Exhibit 3.2

AMENDED AND RESTATED BY-LAWS
OF
KB HOME
(a Delaware corporation)
ARTICLE I
CORPORATE OFFICES
Section 1.1    Registered Office. The registered office of KB Home (the “Corporation”) shall be as set forth in the Corporation’s Amended and Restated Certificate of Incorporation (as it may be amended from time to time, the “Certificate of Incorporation”).
Section 1.2    Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by applicable law, at such other place or places, either within or outside of the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1    Annual Meeting. Annual meetings of stockholders, for the election of persons to the Board of Directors and for the transaction of such other business as may properly be considered at any such meeting, shall be held at such place, if any, on such date and at such time as may be designated by the Board of Directors.
Section 2.2    Special Meeting. Subject to the rights of holders of any outstanding preferred stock or any other class or series of capital stock of the Corporation that may have a preference over the common stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”), special meetings of stockholders may be called at any time only by the Board of Directors or the Chairman of the Board of Directors, and shall be held at such place, if any, on such date and at such time as may be designated by the Board of Directors. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice thereof.
Section 2.3    Notice of Meetings.
(a)For each meeting of stockholders, notice of the place, if any, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided in these By-laws or required by applicable law. Any such notice shall be given not less than ten (10) nor more than sixty (60) days before the date on which the relevant meeting is to be held.
(b)Notice of any stockholders meeting may be given personally, by mail or by electronic transmission in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). Notice delivered personally shall include notice by recognized overnight courier service and shall be deemed given when delivered. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid directed to each stockholder at such stockholder’s address appearing on the books of the Corporation or given by the stockholder for such purpose. Notice by electronic transmission shall be deemed given as provided in the DGCL. An affidavit of the Secretary, Assistant Secretary or any transfer agent or other agent of the Corporation that notice of any stockholders meeting has been given shall be prima facie evidence of the giving of such notice and of the facts stated in such affidavit. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as provided in the DGCL.

(c)When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally called, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 6.7(a) below, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
(d)Notice of any stockholders meeting may be waived in writing or by electronic transmission, either before or after the meeting, and to the extent permitted by applicable law, will be waived by any stockholder by attendance thereat, in person or by proxy, except when the person so attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened and the person so objects.
Section 2.4    Organization.
(a)The Chairman of the Board of Directors, if any, or in his or her absence a person designated as Chair of the meeting by the Board of Directors, shall preside over meetings of stockholders. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the Chair of the meeting shall appoint, shall act as Secretary of the meeting and keep a record of the proceedings thereof.
(b)The Board of Directors shall be entitled to make or adopt such rules or regulations for or related to the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the Chair of the meeting shall have the right and authority to prescribe or adopt such rules, regulations and procedures and to do all such acts as, in the judgment of such Chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing (i) an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on participation in the meeting to stockholders of record of the Corporation, their validly authorized and constituted proxies and such other persons as the Chair shall permit, (iv) limitations on or procedures governing the admission of permitted participants to the meeting location, if any, (v) restrictions on entry to the meeting after the time fixed for the commencement thereof, (vi) limitations on the time allotted to and the subject of questions or comments by participants, (vii) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot and (viii) policies and procedures with respect to the adjournment of the meeting.
Section 2.5    List of Stockholders. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least ten (10) days prior to the meeting and during the meeting, in each case in the manner provided by law. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.
Section 2.6    Quorum. The holders of a majority of the shares of the capital stock of the Corporation entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the consideration and transaction of business thereat, unless otherwise provided in the Certificate of Incorporation, these By-laws or the DGCL. If a quorum is not present or represented at any meeting of stockholders, then the Chair of the meeting or the holders of a majority of the shares of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in accordance with Section 2.7 below, without notice other than an announcement at the meeting (subject to Section 2.3(c) above), until a quorum is present or represented. If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.
Section 2.7    Adjourned Meeting. Any meeting of stockholders, whether or not a quorum is present, may be adjourned for any reason from time to time by either the Chair of the meeting or the holders of a majority of the shares of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy. At any such adjourned meeting at which a quorum may be present, any business may be considered and transacted that might have been considered and transacted at the meeting as originally called.
Section 2.8    Voting.
(a)Except as otherwise provided by applicable law, the Certificate of Incorporation or resolutions of the Board of Directors in establishing a class or series of capital stock of the Corporation, each holder of shares of the capital stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each such share held of record by such holder on each matter submitted to a vote of the stockholders of the Corporation.
(b)Except as otherwise provided by applicable law, the listing standards of the New York Stock Exchange or any other exchange or quotation system on which the shares of any capital stock of the Corporation are traded or quoted, the Certificate of Incorporation or these By-laws, at each meeting of stockholders at which a quorum is established, for each item of business presented for consideration at a stockholder meeting, the affirmative vote of the majority of shares of the capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the item shall be the act of the stockholders as to such item, and where a separate vote by class or series of the capital stock of the Corporation is required on an item of business, if a quorum of such class or series is established (in accordance with Section 2.6 above), the affirmative vote of the majority of shares of the applicable class or series present in person or represented by proxy at the meeting and entitled to vote on the item shall be the act of such class or series as to such item; provided, however, that if any item of business that is a matter or possible action for the Board of Directors to take under advisement receives the affirmative vote of the majority of shares of the capital stock of the Corporation (or of the applicable class or series, as the case may be) present in person or represented by proxy at the meeting and entitled to vote on the item, the Board of Directors may take such matter or possible action under advisement, but shall not be obligated to undertake (or refrain from undertaking) any particular action in respect thereof and such a vote will not be deemed an act of the stockholders (or of the applicable class or series, as the case may be) as to such item.
(c)A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the procedures set forth in Section 2.10 below and (ii) such nomination has not been withdrawn by such nominating stockholder on or prior to the day next preceding the date the Corporation first delivers its notice of meeting for such meeting to stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against any nominee for director.
Section 2.9    Proxies. Every stockholder entitled to vote on a matter shall have the right to do so in person or may be represented and vote by a proxy or proxies appointed by such stockholder for such purpose. A stockholder may make this appointment by any means specifically authorized by the DGCL, including, without limitation, by telegram, cablegram or other means of electronic transmission, and by any other means the Secretary of the Corporation may permit, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period not to exceed seven (7) years. A properly made proxy appointment shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. After its creation and prior to any vote at a stockholders meeting, a properly made proxy appointment that is not irrevocable may be revoked by a stockholder (a) by attending the meeting and voting in person, (b) by filing with the Secretary of the Corporation an instrument in writing revoking it, or (c) by making another proper proxy appointment bearing a later date. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

Section 2.10    Nomination of Directors. Subject to the rights of holders of any outstanding Preferred Stock, nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders or at a special meeting of stockholders at which directors are to be elected only (a) pursuant to the Corporation’s notice of the meeting (or any supplement by the Corporation thereto), (b) by or at the direction of the Board of Directors (or a duly authorized committee thereof) or (c) by any stockholder of the Corporation (i) who is a stockholder of record both on the date the notice provided for in this Section 2.10 is given by the stockholder and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) who is entitled to vote for the election of directors at such meeting and (iii) who complies with the procedures set forth in this Section 2.10.
(a)Stockholder Notice Requirements. In addition to any other applicable requirements for a stockholder to nominate any person or persons for election to the Board of Directors, the stockholder must give to the Secretary of the Corporation timely notice thereof that is in proper written form (as set forth in clauses (b) and (c) below of this Section 2.10). To be timely, a stockholder’s notice to the Secretary of the Corporation must be delivered to or received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first (1st) anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date or if no annual meeting was held in the previous year, for a stockholder’s notice to be timely, it must be so delivered or received not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting date and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting date and the tenth (10th) day following the date on which the public announcement (as defined below) of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this clause (i); and (ii) with respect to an election to be held at a special meeting of stockholders, not earlier than the close of business on the one hundred and twentieth (120th) day prior to the special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the special meeting or the tenth (10th) day following the day on which the public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this clause (ii).
(b)Proposed Nominee Information. To be in proper written form for purposes of this Section 2.10, a stockholder’s notice to the Secretary of the Corporation must include as to each person whom the stockholder proposes to nominate for election to the Board of Directors (i) the person’s name, age, business address and residence address, (ii) the person’s principal occupation or employment, (iii) the class or series and number of shares of the capital stock of the Corporation owned beneficially or of record by the person, (iv) a description of all compensatory and other material monetary agreements, arrangements or understandings during the past three (3) years, and any other material relationships, between or among the person and the stockholder and any Stockholder Associated Person (as defined below), or others acting in concert with any of them, including, without limitation, a description of the terms of any compensatory arrangements relating to the person’s nomination and, if successful, the person’s election to the Board of Directors or service as a director and (v) all other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder. Such stockholder’s notice must also include each proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and each proposed nominee’s agreement that, if elected, and in accordance with the Corporation’s Corporate Governance Principles, such person will tender promptly following such person’s election an irrevocable resignation in the form then set forth in the Corporation’s Corporate Governance Principles effective upon such person’s failure to receive the required vote for election at any subsequent meeting at which such person faces election and upon acceptance of such resignation by the Board of Directors. The Board of Directors or the Corporation may require any stockholder-proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of such nominee.
(c)Additional Stockholder Information. To be in proper written form for purposes of this Section 2.10, a stockholder’s notice to the Secretary of the Corporation must also include as to the stockholder giving the notice, (i) the name and record address of the stockholder, as they appear in the books and records of the Corporation, and of the beneficial owner, if any, on whose behalf the nomination is being made and of any other Stockholder Associated Person, (ii) the class or series and number of shares of the capital stock of the Corporation owned beneficially or of record by the stockholder and any Stockholder Associated Person, (iii) a description of all agreements, arrangements or understandings between or among the stockholder, any Stockholder Associated Person, each proposed nominee and any other person or persons (including their names) pursuant to which the proposed nomination(s) are being or are to be made by the stockholder, (iv) a description of any Derivative Instrument (as defined below) directly or indirectly owned beneficially by the stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any class or series of shares of the capital stock of the Corporation, (v) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which the stockholder or any Stockholder Associated Person has a right to vote any class or series of shares of any security of the Corporation or the effect or intent of which is to increase or decrease the voting power of the stockholder or any Stockholder Associated Person with respect to any class or series of shares of any security of the Corporation, (vi) a description of any short interest (as defined below) of the stockholder or any Stockholder Associated Person in any class or series of any security of the Corporation, (vii) a description of any rights to dividends on any class or series of shares of the capital stock of the Corporation owned beneficially by the stockholder or any Stockholder Associated Person that are separated or separable from the underlying class or series of shares of the capital stock of the Corporation (and the identity of the person or entity having such rights), (viii) a description of any proportionate interest in any class or series of shares of the capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (ix) a description of any performance-related fees (other than an asset-based fee) to which the stockholder or any Stockholder Associated Person is entitled based on any increase or decrease in the value of any class or series of shares of the capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by the stockholder in writing to the Secretary of the Corporation not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (x) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate each proposed nominee named in the stockholder’s notice and (xi) any other information relating to the stockholder or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder.
(d)Definitions. For purposes of these By-laws, the terms set forth below have the following respective meanings:
“public announcement” means, with respect to an annual or special meeting of stockholders, disclosure of the date of such meeting in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
“Stockholder Associated Person” means, with respect to any stockholder of the Corporation, (A) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, (B) any affiliate or associate of such stockholder or any beneficial owner referred to in clause (A) above, (C) in the case of the stockholder or any other person referred to in clause (A) or (B) above that is natural person, any member of the immediate family of such stockholder or other person sharing the same household or (D) any person acting in concert with such stockholder or any other person referred to in clause (A), (B) or (C) above.

“Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation’s capital stock or with a value derived in whole or in part from the value of any class or series of shares of the Corporation’s capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of the Corporation’s capital stock or otherwise.
“short interest” of any person in a security means that such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security.
(e)Defective Nominations. No person shall be eligible for election to the Board of Directors by the stockholders of the Corporation unless nominated in accordance with the provisions and procedures of this Section 2.10. The Chair of any meeting of stockholders shall have the power to determine whether any nomination was made in accordance with the provisions and procedures of this Section 2.10. If the Chair determines that a nomination was not so made, the Chair shall declare to the meeting that the nomination was defective and shall be disregarded.
Section 2.11    Consideration of Items of Business. Subject to the rights of holders of any outstanding Preferred Stock, no item of business may be brought for consideration at an annual meeting of stockholders or at a special meeting of stockholders other than business that is (a) specified in the Corporation’s notice of the meeting (or any supplement by the Corporation thereto), (b) otherwise brought for consideration by or at the direction of the Board of Directors (or a duly authorized committee thereof) or (c) otherwise properly brought by any stockholder of the Corporation (i) who is a stockholder of record both on the date the notice provided for in this Section 2.11 is given by the stockholder and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) who is entitled to vote on such business at such meeting and (iii) who complies with the procedures set forth in this Section 2.11.
(a)Stockholder Notice Requirements. In addition to any other applicable requirements for a stockholder to properly bring any item of business for consideration at a stockholder meeting, the stockholder must give to the Secretary of the Corporation timely notice thereof that is in proper written form (as set forth in clauses (b) and (c) below of this Section 2.11) and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice to the Secretary of the Corporation must be delivered to or received at the principal executive offices of the Corporation within the time frames for stockholder nominations of persons for election to the Board of Directors as set forth in Section 2.10(a)(i) or (ii) above (depending on the applicable meeting type).
(b)Proposed Item of Business Information. To be in proper written form for purposes of this Section 2.11, a stockholder’s notice to the Secretary of the Corporation must include as to each item of business proposed to be brought by the stockholder for consideration at the stockholder meeting to which the notice pertains, a brief description of the business and the reasons for proposing that such business be considered.
(c)Additional Stockholder Information. To be in proper written form for purposes of this Section 2.11, a stockholder’s notice to the Secretary of the Corporation must also include as to the stockholder giving the notice, (i) each of the items set forth in clauses (i), (ii), (iv), (v), (vi), (vii), (viii) and (ix) of Section 2.10(c) above, (ii) a description of all agreements, arrangements or understandings between or among the stockholder or any Stockholder Associated Person (as defined in Section 2.10 above) relating to each item of business proposed to be brought by the stockholder for consideration at the stockholder meeting to which the notice pertains and any material interest of the stockholder or any Stockholder Associated Person in such business, and (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to which the stockholder’s notice pertains to bring such business for consideration at such meeting.
(d)Stockholder Discussion of Proposed Business. No item of business shall be considered at a stockholder meeting except business that is brought in accordance with the provisions and procedures set forth in this Section 2.11; provided, however, that, once an item of business has been brought for consideration in accordance with such provisions and procedures, nothing in this Section 2.11 shall be deemed, subject to the provisions of Section 2.4(b) above, to preclude discussion by any stockholder of any such item of business. The Chair of any meeting of stockholders shall have the power to determine whether any item of business was properly brought for consideration at the meeting in accordance with the provisions and procedures set forth in this Section 2.11. If the Chair determines that an item of business was not properly brought, the Chair shall declare to the meeting that the item of business was not properly brought and shall be disregarded.
Section 2.12    Additional Requirements Relating to Nominations to the Board of Directors and Stockholder Proposals. Notwithstanding anything to the contrary in this Article II, a stockholder who wishes to nominate a person for election to the Board of Directors or to bring any other business for consideration at a meeting of stockholders shall, in addition to the requirements set forth in Sections 2.10 and 2.11 above, comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder; provided, however, that any references in these By-laws to the Exchange Act and the rules and regulations thereunder shall not be construed to limit the application of such requirements to nominations or proposals that are made in accordance with any provision of the Exchange Act and the rules and regulations thereunder, including, but not limited to, Rule 14a-8 under the Exchange Act. Nothing contained in this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act and any inclusion in the Corporation’s proxy statement thereby. The provisions of Sections 2.10 and 2.11 above govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.
Section 2.13    Inspectors of Election. Before any meeting of stockholders, the Board of Directors shall appoint one or more inspectors of election to act at the meeting or its adjournment, and may designate one or more persons as alternate inspectors to replace any inspector who fails to appear or fails to act. If any person appointed as inspector or as an alternate inspector fails to appear or fails to act, then the Chair of the meeting may appoint a person to fill that vacancy. Inspectors need not be stockholders. Such inspectors shall perform their duties in accordance with the DGCL. Any report or certificate made by the inspectors of election shall be prima facie evidence of the facts stated therein.
Section 2.14    Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
ARTICLE III
DIRECTORS
Section 3.1    Powers. The business and affairs of the Corporation shall be managed and exercised by or under the direction of the Board of Directors, except as may be otherwise provided in the DGCL or the Certificate of Incorporation. In addition, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, the Certificate of Incorporation or these By-laws required to be exercised or done by the stockholders.
Section 3.2    Number, Eligibility and Term of Office. The Board of Directors shall consist of the number of directors as determined from time to time by resolution of the Board of Directors. Directors need not be stockholders unless so required by the Certificate of Incorporation or these By-laws. Except as provided in Section 3.3 below, directors shall be elected to the Board of Directors at each annual meeting of stockholders in accordance with the Certificate of Incorporation and these By-laws. Each director elected to the Board of Directors shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal.

Section 3.3    Vacancies. Subject to the rights of holders of any outstanding Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by applicable law or by resolution of the Board of Directors, be filled solely by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by the sole remaining director, and any directors so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor shall be duly elected and qualified. Unless otherwise provided in the Certificate of Incorporation, when one (1) or more directors resign from the Board of Directors effective at a future date, a majority of directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.3. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
Section 3.4    Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect at the time specified in such notice or, if the time is not specified, upon receipt thereof by the Board of Directors, the Chairman of the Board of Directors or the Secretary of the Corporation, as the case may be. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.5    Regular Meetings. Except as otherwise set forth in these By-laws, regular meetings of the Board of Directors may be held within or outside of the State of Delaware and shall be held at such place or places, if any, on such date or dates and at such time or times, as shall have been established by the Board of Directors. A notice of each regular meeting shall not be required.
Section 3.6    Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors or the Chief Executive Officer, and shall be called by the Chairman of the Board of Directors or the Chief Executive Officer on the written request of any three (3) directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, date and time of such meetings. Notice of each such meeting shall be given to each director personally, in writing or by telecopy, telegraph, electronic transmission or other form of communication, in each case at least twenty-four (24) hours prior to the time set for such meeting. Notice of any meeting need not be given to director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. A notice of special meeting need not state the purpose of such meeting, and any and all business may be transacted at a special meeting.
Section 3.7    Remote Participation in Meeting. Directors may participate in a meeting of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
Section 3.8    Quorum. Except as may be otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, at all meetings of the Board of Directors or any committee thereof, a majority of the members of the Board of Directors then in office or then constituting the applicable committee, as the case may be, shall constitute a quorum for all purposes. The affirmative vote of a majority of the members of the Board of Directors or of the applicable committee present at any such meeting at which a quorum is present shall be regarded as the act of the Board of Directors or of the applicable committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or of an applicable committee, the members of the Board of Directors or of the applicable committee present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. If a quorum initially is present at any meeting of the Board of Directors or any committee thereof, the directors or applicable committee members, as the case may be, may continue to transact business, notwithstanding the withdrawal of enough directors or committee members, as the case may be, to leave less than a quorum, upon resolution of at least a majority of the required quorum for that meeting prior to the loss of such quorum.

Section 3.9    Action by Written Consent Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, provided that all members of the Board of Directors or of such committee consent in writing or by electronic transmission to such action, and the writing or writings or electronic transmission or transmissions setting forth the action so taken are filed with the minutes or proceedings of the Board of Directors or of such committee, and such consent shall have the same force and effect as a unanimous vote at a duly called and constituted meeting of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.10    Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at meetings of the Board of Directors, and shall perform such other duties as the Board of Directors may from time to time determine and as set forth in Section 5.5 below. If the Chairman of the Board of Directors is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside.
Section 3.11    Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of applicable law, the Certificate of Incorporation or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem necessary, appropriate or convenient.
Section 3.12    Fees and Compensation of Directors. Directors and members of committees of the Board of Directors who are not also employees of the Corporation may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined from time to time by resolution of the Board of Directors.
Section 3.13    Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a committee of the Board of Directors cannot readily be convened for action, then the director or directors present at the meeting shall constitute a quorum. Such director or directors may further take action to appoint one or more of themselves or other directors to membership on any committees of the Board of Directors as they shall deem necessary and appropriate.
ARTICLE IV
COMMITTEES
Section 4.1    Committees of the Board of Directors. The Board of Directors may, by resolution, designate one or more committees, with each such committee to consist of one or more members of the Board of Directors. The Board of Directors may designate one (1) or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management and exercise of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all instruments and documents that may require it; provided that, in accordance with DGCL Section 141(c)(2), no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any By-law of the Corporation. In addition, unless otherwise provided in the Certificate of Incorporation, these By-laws or the resolution of the Board of Directors designating the committee, a committee of the Board of Directors may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of such committee, and delegate to such subcommittee any and all of the powers and authority of such committee. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2    Meetings and Action of Committees. Any committee of the Board of Directors may adopt such rules and regulations not inconsistent with the provisions of applicable law, the Certificate of Incorporation or these By-laws for the conduct of its meetings as such committee may deem proper.
ARTICLE V
OFFICERS
Section 5.1    Principal Officers. The principal officers of the Corporation shall consist of a Chairman of the Board of Directors (who need not be an employee of the Corporation), a Chief Executive Officer, a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer, each of whom shall be elected by and serve at the pleasure of the Board of Directors. Any two of such offices may be held by the same person, except that one person shall not hold the offices of Chairman of the Board of Directors and Secretary, Chief Executive Officer and Secretary or President and Secretary, and no officer shall execute, acknowledge or verify any instrument for and on behalf of the Corporation in more than one capacity if such instrument is required by applicable law, the Certificate of Incorporation or these By-laws to be executed, acknowledged or verified by two (2) or more officers.
Section 5.2    Election or Appointment of Officers. The Board of Directors, at its meeting to be held on the same day as and promptly after each annual meeting of stockholders, shall elect a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer. The Board of Directors (or a duly authorized committee thereof) may from time to time elect or appoint such other officers of the Corporation as the Board of Directors (or a duly authorized committee thereof) may deem necessary or desirable. Each such officer shall have such authority, functions or duties as set forth in these By-laws or as determined by or in accordance with the direction of the Board of Directors (or a duly authorized committee thereof), and shall hold office for such term as may be prescribed by the Board of Directors (or a duly authorized committee thereof), if any, and until such person’s successor shall have been duly elected or appointed and qualified, or until such person’s earlier death, resignation, retirement or removal. Subject to the foregoing authority of the Board of Directors (or a duly authorized committee thereof) to elect or appoint officers of the Corporation, the Chief Executive Officer shall have the authority (a) to elect, appoint or remove any officers, employees or agents of the Corporation or its subsidiaries who are not elected or appointed as officers of the Corporation by the Board of Directors (or a duly authorized committee thereof) under these By-laws, (b) to determine each such person’s authority, functions and duties and (c) to delegate such authority as set forth in the foregoing clauses (a) and (b), in each case as the Chief Executive Officer may deem necessary or desirable; provided, however, that the persons upon whom any offices or titles are so conferred shall not be deemed officers of the Corporation unless elected or appointed by the Board of Directors (or a duly authorized committee thereof).
Section 5.3    Compensation. The salaries and other compensation of all officers of the Corporation shall be fixed by the Board of Directors (or a duly authorized committee thereof) or, in the case of officers and employees other than the Chairman of the Board of Directors, the Chief Executive Officer or the President, by an officer to whom the Board of Directors (or a duly authorized committee thereof) has delegated or otherwise granted its authority to fix salaries and other compensation, subject to the rights, if any, of such officers or employees under any contract of employment.
Section 5.4    Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon written notice to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. Such resignation shall take effect at the time specified in such notice or, if the time is not specified, upon receipt thereof by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If any vacancy occurs in any office of the Corporation by death, resignation, removal or otherwise, the Board of Directors (or a duly authorized committee thereof) may elect or appoint a successor to fill such vacancy in such manner as the Board of Directors (or a duly authorized committee thereof) shall determine.
Section 5.5    Chairman of the Board of Directors. The Chairman of the Board of Directors shall be selected from the members of the Board of Directors, and may be removed as Chairman on the vote of a majority of the

Board of Directors. The Chairman of the Board of Directors shall preside at meetings of stockholders (unless another person is designated to be the Chair of any such meeting in accordance with Section 2.4 above) and the Board of Directors and be responsible for coordinating the activities of the Board of Directors. The Chairman of the Board of Directors shall have authority, without additional authorization from the Board of Directors, to execute and deliver for and on behalf of the Corporation all bonds, deeds, mortgages, contracts and other instruments and documents (and if any such instrument or document requires the seal of the Corporation, then under such seal) relating to the usual and ordinary business of the Corporation, except where required by applicable law to be otherwise executed or delivered, and except where the execution or delivery thereof shall be expressly delegated by the Board of Directors (or a duly authorized committee thereof) to some other officer or agent of the Corporation.
Section 5.6    Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these By-laws or by the Board of Directors (or a duly authorized committee thereof), all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer, and the Chief Executive Officer shall have the same authority as the Chairman of the Board of Directors to execute and deliver for and on behalf of the Corporation bonds, deeds, mortgages, contracts and other instruments and documents, and the authority to delegate such authority to execute and deliver such instruments and documents to some other officer or agent of the Corporation as the Chief Executive Officer may deem necessary or desirable. Notwithstanding the foregoing, the Board of Directors may designate the same or separate individuals to have the offices of Chief Executive Officer and President, and may designate his, her or their respective authority, functions or duties in accordance with such offices, which may include any authority, function or duty established in these By-laws for any other office described herein other than the Secretary of the Corporation.
Section 5.7    President. Subject to Section 5.6 above, the President shall assist the Chief Executive Officer in the general and active management of the operations of the Corporation, and shall have such additional authority, functions or duties as may be assigned to him or her from time to time by the Board of Directors (or a duly authorized committee thereof) or the Chief Executive Officer. The President shall have the same authority as the Chief Executive Officer to execute and deliver for and on behalf of the Corporation bonds, deeds, mortgages, contracts and other instruments and documents. During any absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer.
Section 5.8    Vice Presidents. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors (or a duly authorized committee thereof), shall, have such authority, functions and duties as shall be prescribed or delegated from time to time by the Board of Directors (or a duly authorized committee thereof), the Chief Executive Officer or his or her superior officer. Each of the Vice Presidents shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other functions or duties as such officer may agree with the Chief Executive Officer or as the Board of Directors (or a duly authorized committee thereof) may from time to time determine.
Section 5.9    Secretary and Assistant Secretaries. The powers and duties of the Secretary are (a) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (b) to see that all notices required to be given by the Corporation are duly given and served; (c) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of the Corporation’s capital stock and to all instruments and documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; (d) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by applicable law to be kept and filed are properly kept and filed; and (e) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other functions or duties as such officer may agree with the Chief Executive Officer or as the Board of Directors (or a duly authorized committee thereof) may from time to time determine. Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors (or a duly authorized committee thereof), shall, in the absence or disability of the Secretary, perform the functions and duties and exercise the powers of the Secretary. They shall perform such other functions or duties and have such other powers as the Board of Directors (or a duly authorized committee thereof), the Chief Executive Officer or the Secretary may from time to time prescribe.
Section 5.10    Treasurer and Assistant Treasurers. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds and shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other functions or duties as such officer may agree with the Chief Executive Officer or as the Board of Directors (or a duly authorized committee thereof) may from time to time determine. Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors (or a duly authorized committee thereof), shall, in the absence or disability of the Treasurer, perform the functions and duties and exercise the powers of the Treasurer. They shall perform such other functions or duties and have such other powers as the Board of Directors (or a duly authorized committee thereof), the Chief Executive Officer or the Treasurer may from time to time prescribe.
Section 5.11    Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors (or a duly authorized committee thereof) shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.
Section 5.12    Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these By-laws, the Board of Directors (or a duly authorized committee thereof) may authorize any officer or officers, or agent or agents, to enter into any contract or execute or deliver any instrument or document in the name of and for and on behalf of the Corporation, and any such contract, instrument or document may be signed on behalf of any such authorized officer or agent by a duly appointed attorney-in-fact. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors (or a duly authorized committee thereof) or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 5.13    Action with Respect to Securities of Other Corporations. The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors (or a duly authorized committee thereof) or the Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other interests of any other corporation or corporations or other enterprise or enterprises standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.
ARTICLE VI
CAPITAL STOCK
Section 6.1    Certificates of Stock. The shares of the Corporation’s capital stock shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s capital stock shall be uncertificated shares. Any such resolution, whether adopted before or after the adoption of these By-laws, shall not apply to shares of the Corporation’s capital stock represented by a certificate until such certificate is surrendered to the Corporation. Every holder of the Corporation’s capital stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares of the Corporation’s capital stock owned by such holder in the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 6.2    Special Designation on Certificates. If the Corporation is authorized to issue more than one class of its capital stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of its capital stock or series thereof and the qualifications, limitations or restrictions of such powers, designations, preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of its capital stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of its capital stock a statement that the Corporation will furnish such information without charge to each stockholder who so requests it. Within a reasonable time after the issuance or transfer of its uncertificated capital stock, the Corporation shall send to the registered holder thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Section 156, 202(a) or 218(a) of the DGCL or with respect to this Section 6.2, a statement that the Corporation will furnish such information without charge to each stockholder who so requests it. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of the Corporation’s uncertificated capital stock and the rights and obligations of the holders of certificates representing the Corporation’s capital stock of the same class and series shall be identical.
Section 6.3    Transfers of Stock. Subject to the Certificate of Incorporation or resolutions of the Board of Directors, transfers of shares of the Corporation’s capital stock shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to establish, recognize and enforce any lawful restriction on transfer.
Section 6.4    Lost Certificates. The Corporation may issue a new share certificate or new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify the Corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board of Directors may adopt such other provisions and restrictions with reference to lost, stolen or destroyed certificates, not inconsistent with applicable law, as it shall deem necessary, appropriate or convenient.
Section 6.5    Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.
Section 6.6    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of the Corporation’s capital stock to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.
Section 6.7    Record Date for Determining Stockholders.
(a)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of

Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of its capital stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which shall not be more than sixty (60) days prior to any such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.8    Regulations. The Board of Directors may make such additional rules and regulations as it may deem necessary, appropriate or convenient concerning the issue, transfer and registration of shares of the Corporation’s capital stock.
ARTICLE VII
GENERAL MATTERS
Section 7.1    Fiscal Year. The fiscal year of the Corporation shall commence on December 1 and end on November 30 of the same year, or such other twelve (12) consecutive month period as the Board of Directors may designate.
Section 7.2    Corporate Seal. The Board of Directors may provide for a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer of the Corporation.
Section 7.3    Reliance Upon Books, Reports and Records. Each member of the Board of Directors and of any committee thereof shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 7.4    Subject to Certificate of Incorporation and Applicable Law. All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.
Section 7.5    Dividends. Subject to (a) limitations contained in the DGCL and the Certificate of Incorporation and (b) the rights of any holders of Preferred Stock, the Board of Directors may declare and the Corporation may pay dividends on its outstanding shares of capital stock in cash, property or its own shares of capital stock.
Section 7.6    Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, or any action asserting a claim for aiding and abetting any such breach of fiduciary duty; (c) any action asserting a claim arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the General Corporation Law of the State of Delaware, the Corporation’s Certificate of Incorporation or these By-laws (as each may be amended from time to time); (d) any action asserting a claim governed by the internal affairs doctrine, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware; except, as to each of (a) through (e) above, if the federal courts have exclusive jurisdiction or the Court of Chancery of the State of Delaware does not have jurisdiction, then the sole and exclusive forum shall be the federal district court for the District of Delaware.  Any person or entity purchasing or otherwise acquiring or holding any interest in any of the capital stock of the Corporation will be deemed to have notice of and to have consented to the provisions of this Section 7.6.   If any action the subject matter of which is within the scope of this Section 7.6 is filed in a court other than the Delaware Court of Chancery (or the federal district court for the District of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Delaware Court of Chancery (or the federal district court for the District of Delaware, as applicable) in connection with any action brought in any such court to enforce this Section 7.6 and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior consent to an alternative forum shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 7.6 with respect to any current or future actions or proceedings.
ARTICLE VIII
AMENDMENTS
Section 8.1    Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these By-laws.

The foregoing By-laws were adopted by the Board of Directors on July 11, 2019, and are effective as of such date.